As filed with the Securities and Exchange Commission on October 3, 2018

Registration Statement No. 333-______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ARCIMOTO, INC.

(Exact name of registrant as specified in its charter)

Oregon	26-1449404
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2034 West 2nd Avenue

Eugene, Oregon 97402

Telephone: (541) 683-6293

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark D. Frohnmayer

President and Chief Executive Officer

2034 West 2nd Avenue

Eugene, Oregon 97402

Telephone: (541) 683-6293

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

W. David Mannheim

S. Halle Vakani

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

Telephone: (919) 781-4000

Fax: (919) 781-4865

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Unit (1)(2)(3)	Proposed Maximum Aggregate Offering Price (1)(2)(3)	Amount of Registration Fee (4)
Common Stock, no par value per share
Preferred Stock, no par value per share
Debt Securities
Warrants
Units
Rights
Total	$150,000,000	100%	$150,000,000	$18,180

(1)	An unspecified aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered at unspecified prices. Also includes an indeterminate number of shares of common stock, preferred stock, warrants, units and rights, and such indeterminate principal amount of debt securities as may be issued by the registrant upon exercise, conversion or exchange of any securities that provide for such issuance, or that may from time to time become issuable by reason of any stock split, stock dividend or similar transaction, for which no separate consideration will be received by the registrant. In no event will the aggregate offering price of all types of securities issued by the registrant pursuant to this Registration Statement exceed $150,000,000. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.
(2)	Pursuant to General Instruction II.D. of Form S-3, information as to each class of securities to be registered is not specified.
(3)	Estimated for the sole purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”) and exclusive of accrued interest and dividends, if any.
(4)	Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities registered hereunder.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated October 3, 2018

Prospectus

$150,000,000 of

Common Stock

Preferred Stock

Debt Securities

Warrants

Units and/or

Rights

We may offer and sell from time to time up to $150,000,000 of our shares of common stock; shares of preferred stock; debt securities; warrants; rights to purchase common stock, preferred stock, debt securities or units; and units that include any of these securities, in one or more offerings in amounts, at prices and on terms that we will determine at the time of offering.

This prospectus provides you with a general description of the securities we may offer. A prospectus supplement containing specific information about the terms of the securities being offered and the offering, including the compensation of any underwriter, agent or dealer, will accompany this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus.

Our common stock is listed on the NASDAQ Capital Market under the symbol “FUV”. The last reported sale price of our common stock on September 28, 2018 was $3.70 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

As of September 28, 2018, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $30,014,219, which was calculated based on 8,111,951 shares of our outstanding common stock held by non-affiliates and on a price of $3.70 per share, the last reported sale price for our common stock on September 28, 2018. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding one-third of our public float in any 12-month period unless our public float subsequently rises to $75.0 million or more. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

This prospectus may not be used by us to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should carefully read both this prospectus and any prospectus supplement, together with additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”, before you invest in our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus, to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 3, 2018

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock; shares of our preferred stock; debt securities; warrants for such securities; rights to purchase common stock, preferred stock, debt securities or units; and units that include any of these securities, in one or more offerings, up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

We may sell the securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. See “Plan of Distribution” below. A prospectus supplement (or pricing supplement), which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, will include all material information relating to the offering. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find Additional Information About Us” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

To the extent there are inconsistencies between this prospectus, any prospectus supplement and any documents incorporated by reference, the document with the most recent date will control.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement.

Unless otherwise indicated in this prospectus or the context otherwise requires, all references to “we,” “us,” “our,” “the Company,” and “Arcimoto” refer to Arcimoto, Inc.

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PROSPECTUS SUMMARY

This summary highlights certain information about us and selected information contained elsewhere in or incorporated by reference into this prospectus. Because it is a summary, it might not contain all of the information that is important to you. For a more complete understanding of our Company, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference into this prospectus, and the information referred to under the heading “Risk Factors” in this prospectus beginning on page 4 and in the documents incorporated by reference into this prospectus.

Our Company

Arcimoto’s mission is to help catalyze the shift to a sustainable transportation system. Since our incorporation in November 2007, we have been engaged primarily in the design and development of ultra-efficient three-wheeled electric vehicles. Over the course of our first ten years, we designed, built and tested eight generations of prototypes, culminating in the Fun Utility Vehicle®, or FUV.

The FUV is a pure electric solution that we estimate is approximately a quarter of the weight, takes up a third of the parking space of and is more efficient than the average passenger car in the United States. We anticipate offering the FUV with several option packages to meet the needs of a variety of customers. We expect retail series FUV production to commence upon compliance validation of the pilot series FUV. As of September 28, 2018, we had 3,017 pre-orders for our retail series FUV.

Corporate Information

We were originally formed on November 21, 2007 as WTP Incorporated, an Oregon Corporation. On December 29, 2011, we changed our name to Arcimoto, Inc. Our principal executive offices are located at 2034 West 2nd Ave., Eugene, Oregon 97402, and our phone number is (541) 683-6293. Our website address is www.arcimoto.com. The information on, or that can be accessed through, our website is not part of this Registration Statement.

Offerings Under This Prospectus

We may offer shares of our common stock; shares of our preferred stock; debt securities; warrants for such securities; rights to purchase common stock, preferred stock, debt securities or units; and units that include any of these securities, with a total value of up to $150,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

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This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

Common Stock

We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote per share on all matters to be voted upon by shareholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of any preferred stock then outstanding.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by shareholders. Convertible preferred stock will be convertible into our common stock. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such series in a certificate of amendment to our Second Amended and Restated Articles of Incorporation, or Restated Articles, relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of amendment that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of amendment that contains the terms of the applicable series of preferred stock.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities (described below) in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

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In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement and warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Debt Securities

We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

With respect to any debt securities that we issue, we will issue such debt securities under an indenture, which we would enter into with the trustee named in the indenture. The form of indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference. Any indenture would be qualified under the Trust Indenture Act of 1939, as amended.

Units

We may issue units consisting of shares of our common stock; shares of our preferred stock; debt securities; warrants for such securities; or rights for the purchase of common stock, preferred stock, debt securities or units, in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement, unit certificate, as may be applicable, and any supplemental agreements that describe the terms of the units we are offering before the issuance of the units.

Rights

We may offer rights to our existing shareholders to purchase additional shares of our common stock, shares of our preferred stock, debt securities or units. For any particular subscription rights, the applicable prospectus supplement will describe the terms of such rights, including the period during which such rights may be exercised, the manner of exercising such rights, the transferability of such rights and the number of shares of common stock, shares of preferred stock, debt securities or units that may be purchased in connection with each right and the subscription price for the purchase of such common stock, preferred stock, debt securities or units. In connection with a rights offering, we may enter into a separate agreement with one or more underwriters or purchasers to purchase any shares of our common stock, preferred stock, debt securities or units not subscribed for in the rights offering by existing shareholders, which will be described in the applicable prospectus supplement.

In this prospectus, we have summarized certain general features of the rights. We urge you, however, to read the applicable prospectus supplement related to the rights being offered and the rights agreement that contains the terms of the rights, and the rights certificate. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of rights agreement containing the terms of the rights and rights certificate we are offering before the issuance of rights.

Listing

If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate. Our common stock is listed on the NASDAQ Capital Market and trades under the symbol “FUV”.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described in “Risk Factors” and elsewhere in our most recently filed Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q that have been or will be incorporated by reference in this prospectus. The prospectus supplement relating to a particular offering of our securities may also discuss certain risks of investing in that offering. The risks set forth in any prospectus supplement and incorporated herein by reference are those which we believe are the material risks that we face. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in this prospectus and in other documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to:

●	overall strength and stability of general economic conditions and of the automotive industry more specifically, both in the United States and globally;

●	our ability to effectively execute our business plan and growth strategy;

●	unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility;

●	our ability to manage the distribution channels for our products, including our ability to successfully implement our direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate;

●	our dependence on our suppliers;

●	the volatility of our stock price;

●	changes in consumer demand for, and acceptance of, our products;

●	changes in the competitive environment, including adoption of technologies and products that compete with our products;

●	our ability to generate consistent revenues;

●	our ability to design, produce and market our vehicles;

●	our reliance on key personnel;

●	changes in the price of oil and electricity;

●	changes in laws or regulations governing our business and operations;

●	our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, if any, on terms favorable to our Company;

●	the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations;

●	our ability to maintain quality control over our vehicles and avoid material vehicle recalls;

●	our ability to obtain and protect our existing intellectual property protections including patents;

●	changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on earnings;

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●	interest rates and the credit markets;

●	our ability to maintain our NASDAQ Capital Market listing;

●	costs and risks associated with litigation; and

●	other risks described from time to time in periodic and current reports that we file with the SEC.

You should read this prospectus and the documents that we incorporate by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus and any document incorporated by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

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USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered by us pursuant to this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities by us under this prospectus for general corporate purposes, including to cover our operating expenses and offering costs. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities by us. Pending the application of the net proceeds, we intend to invest the net proceeds generally in short-term, investment grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell securities offered under this prospectus:

●	through underwriters or dealers;

●	through agents;

●	directly to one or more purchasers; or

●	through a combination of any of these methods for sale.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, or at negotiated prices. For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation:

●	the names of any underwriters, dealers or agents;

●	the purchase price of the securities;

●	the use of proceeds to us from the sale of the securities;

●	any underwriting discounts, agency fees or other compensation payable to underwriters or agents;

●	any discounts or concessions allowed or re-allowed or repaid to dealers; and

●	the securities exchanges on which the securities will be listed, if any.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The underwriters may sell the securities directly or through underwriting syndicates managed by managing underwriters. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and their affiliates may engage in transactions to stabilize, maintain, or otherwise affect the market price of the securities in accordance with applicable law.

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Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, which includes sales made directly on the NASDAQ Capital Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

If we use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If agents are used in any sale of securities offered under this prospectus, they will generally use their reasonable best efforts to solicit purchases for the period of their appointment. If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved. We are not making an offer of securities in any state that does not permit such an offer.

Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We expect that any agreements we may enter into with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contributions with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies, and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Sales of securities offered under this prospectus also may be effected by us from time to time in one or more types of transactions (which may, without limitation, include block transactions, special offerings, exchange distributions, secondary distributions, purchases by a broker or dealer, or other direct sales by us to one or more purchasers) on the NASDAQ Capital Market or any other national securities exchange or automated trading and quotation system on which our common stock or other securities are listed, in the over-the-counter market, in transactions otherwise than on such exchanges and systems or the over-the-counter market, including negotiated transactions, through options transactions relating to the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices, or at fixed prices. Such transactions may or may not involve brokers or dealers. Any shares of our common stock offered under this prospectus will be listed on the NASDAQ Capital Market, subject to notice of issuance.

Each issue of a new series of debt securities, preferred stock, warrants, units and rights will be a new issue of securities with no established trading market, except as indicated in the applicable prospectus supplement. It has not been established whether the underwriters, if any, of the securities offered under this prospectus will make a market in these securities. If a market in any series of debt securities, preferred stock, warrants, units and rights is made by any such underwriters, such market-making may be discontinued at any time without notice. We can give no assurance as to the liquidity of the trading market of these securities.

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In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement, engage in transactions that stabilize, maintain, or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in these securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of these securities or of any other securities, the underwriters may bid for, and purchase, these securities or any other securities in the open market. Finally, in any offering of the securities offered under this prospectus through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of these securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, one or more firms, which we refer to as “remarketing firms”, acting as principals for their own accounts or as agents for us, may offer and sell the securities offered under this prospectus as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us to indemnification by or contribution from us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Any person participating in the distribution of securities will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations under the Exchange Act, including without limitation, Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Under the securities laws of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with.

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DESCRIPTION OF OUR CAPITAL STOCK

Common Stock

Our Restated Articles authorizes the issuance of up to 20.0 million shares of common stock, no par value. As of September 28, 2018, there were 16,016,739 shares of common stock outstanding, as well as 2,586,242 unissued shares of common stock subject to outstanding options and warrants. Our common stock is listed on NASDAQ Capital Market under the symbol “FUV”. The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our Restated Articles and Second Amended and Restated Bylaws, or Bylaws, as may be amended from time to time.

Holders of our common stock are entitled to one vote for each share on all matters to be voted on by the shareholders, do not have cumulative voting rights, have no preemptive rights to purchase common stock, no conversion or redemption rights or sinking fund provisions with respect to the common stock and are entitled to share ratably in dividends. In the event of the Company’s liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of the Company’s debts and other liabilities and the satisfaction of any liquidation preferences granted to holders of shares of any then outstanding preferred stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future. All of our outstanding shares of common stock are fully paid and nonassessable.

The transfer agent for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is Computershare, P.O. Box 505000, Louisville, KY 40233 and its telephone number is 800-962-4284.

Preferred Stock

The Company is authorized to issue 5.0 million shares of preferred stock, no par value, of which 1.5 million shares were designated as Series A-1 Preferred Stock. On July 25, 2017, a majority of the Series A-1 Preferred shareholders voted to convert all 1,434,891 issued shares of Series A-1 Preferred Stock to 2,869,782 common shares. As of September 28, 2018, there were no shares of Series A-1 Preferred Stock issued and outstanding.

We may issue shares of our preferred stock from time to time, in one or more series. Under our Restated Articles, our board of directors has the authority, without further action by shareholders, to provide for the issuance of all or any shares of the preferred stock in one or more series and provide that the shares of each such series may be (a) subject to redemption at such time or times and at such price or prices; (b) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (c) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company; (d) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Company at such price or prices or at such rates of exchange, and with such adjustments, if any; (e) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of preferred stock; or (f) entitled to such other preferences, powers, qualifications, rights and privileges, all as the board of directors may deem advisable and as are not inconsistent with the law and the provisions of the Restated Articles.

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If we issue preferred stock, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in a certificate of amendment to our Restated Articles relating to that series. We will also incorporate by reference into the registration statement, of which this prospectus is a part, the form of any certificate of amendment that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of amendment that contains the terms of the applicable series of preferred stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock, and delaying or preventing a the completion of a merger, tender offer or other takeover attempt.

All shares of preferred stock offered will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise or exchange of any other securities described in this prospectus.

The Oregon Revised Statutes provide that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of amendment.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be filed, along with a form of warrant certificate, as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the exercise price for shares of our common stock or preferred stock and the number of shares of common stock or preferred stock to be received upon exercise of the warrants;

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●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or the common stock issuable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants are to be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

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Each warrant will entitle the holder of the warrant to purchase for cash an amount of securities at the exercise price set forth in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of any debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we may offer under a prospectus supplement may differ from the terms described below. For any debt securities that we may offer, an indenture (and any relevant supplemental indenture), if required, will contain additional important terms and provisions, the form of which we filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated therein by reference. We will file any definitive indenture as an exhibit to reports that we file with the SEC and incorporate by reference in this prospectus and the applicable prospectus supplement. Any indenture would be qualified under the Trust Indenture Act of 1939, as amended.

With respect to any debt securities that we issue, we will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

●	the maturity date;

●	the principal amount due at maturity;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be convertible into shares of our common stock or our preferred stock and, if so, the terms of such conversion;

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●	whether or not the debt securities will be secured or unsecured by some or all of our assets, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment or interest and the maximum length of any such deferral period;

●	the date, if any, after which and the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;

●	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	any provisions for payment of additional amounts for taxes;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	events of default;

●	whether we and/or the indenture trustee may change an indenture without the consent of any holders;

●	the form of debt security and how it may be exchanged and transferred;

●	description of the indenture trustee and paying agent, and the method of payments; and

●	any other specified terms, preferences, rights or limitations of, or restrictions on, the debt securities and any terms that may be required by us or advisable under applicable laws or regulations.

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We summarize below the material terms of the form of indenture, if required, or indicate which material terms will be described in the applicable prospectus supplement. The indenture:

●	does not limit the amount of debt securities that we may issue;

●	allows us to issue debt securities in one or more series;

●	does not require us to issue all of the debt securities of a series at the same time;

●	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

●	provides that the debt securities may be secured or unsecured, as may be set forth in the applicable prospectus supplement.

DESCRIPTION OF THE UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities, warrants, or rights in any combination and in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may choose to evidence each series of units by unit certificates that we would issue under separate agreements. If we choose to evidence the units by unit certificate, we will enter into unit agreements with a unit agent and will indicate the name and address of the unit agent in the applicable prospectus supplement related to the particular series of units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, unit certificate, as may be applicable, and any supplemental agreements that describe the terms of the units we are offering before the issuance of the units.

DESCRIPTION OF THE RIGHTS

The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.

General

We may issue rights to purchase common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting, backstop or other arrangements with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our shareholders, we would distribute certificates evidencing the rights and a prospectus supplement to our shareholders on or about the record date that we set for receiving rights in such rights offering.

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The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:

●	the title and aggregate number of the rights;

●	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;

●	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;

●	the number or a formula for the determination of the number of the rights issued to each shareholder;

●	the extent to which the rights are transferable;

●	in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;

●	in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;

●	in the case of rights to purchase units, the type and number of securities comprising the units, and the number of units purchasable upon exercise of one right;

●	the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);

●	if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

●	the effect on the rights of any merger, consolidation, sale or other disposition of our business;

●	the terms of any rights to redeem or call the rights;

●	information with respect to book-entry procedures, if any;

●	the terms of the securities issuable upon exercise of the rights;

●	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;

●	if applicable, a discussion of certain U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

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We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of rights agreement and rights certificate that describe the terms of the rights we are offering before the issuance of rights.

Exercise of Rights

Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.

Upon receipt of payment and a rights certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.

We may determine to offer any unsubscribed offered securities directly to shareholders, persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.

Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

CERTAIN PROVISIONS OF OREGON LAW, OUR SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION AND SECOND AMENDED AND RESTATED BYLAWS

Certain provisions of Oregon law, our Restated Articles and our Bylaws discussed below may have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our Company to first negotiate with our board of directors. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Oregon Business Combination Act

We are subject to the Oregon Business Combination Act, an anti-takeover law. In general, the Oregon Business Combination Act prohibits a publicly held Oregon corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years following the date the person became an interested shareholder, unless:

●	the board of directors approves the transaction in which the shareholder became an interested shareholder prior to the date the interested shareholder attained that status;

●	when the shareholder became an interested shareholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors and officers and certain shares owned by employee benefits plans; or

●	on or subsequent to the date the business combination is approved by the board of directors, the business combination is authorized by the affirmative vote of at least 66 2/3% of the voting stock not owned by the interested shareholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested shareholder. Generally, an “interested shareholder” is a person who, together with affiliates and associates, owns, or is an affiliate or associate of the corporation and within three years prior to the determination of interested shareholder status did own, 15% or more of a corporation’s voting stock.

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Oregon Control Share Act

We are subject to the Oregon Control Share Act, under which a person who acquires voting stock in a transaction that results in the person holding more than 20%, 33 1/3% or 50% of the total voting power cannot vote the shares it acquires in the acquisition unless voting rights are accorded to such control shares:

●	by the holders of a majority of the outstanding voting shares, excluding the control shares held by such person and shares held by our officers and directors who are also employees of our Company, or inside directors; and

●	by the holders of a majority of the outstanding voting shares, including the control shares held by such person and shares held by our officers and inside directors.

This vote would be required at the time an acquiring person’s holdings exceed 20% of the total voting power, and again at the time the acquiring person’s holdings exceed 33 1/3% and 50%, respectively.

The Oregon Control Share Act and the Oregon Business Combination Act could have the effect of encouraging potential acquirers to negotiate with our board of directors and discourage potential acquirers unwilling to comply with the provisions of these laws. These laws also may delay, defer or prevent a tender offer or takeover attempt of our Company that a shareholder might consider in the shareholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. An Oregon corporation may provide in its articles of incorporation or bylaws that the laws described above do not apply to its shares. We have not adopted such a provision and do not currently intend to do so.

Charter Documents

Our Restated Articles and Bylaws include a number of provisions that may have the effect of deterring acquisition proposals or delaying or preventing changes in control or management of our Company.

Restated Articles

●	Best Interests of the Company. Oregon law and our Restated Articles authorize our board of directors, in all matters, to consider the social, legal and economic effects on our employees and on the communities and geographical areas in which we operate, the long-term and short-term interests of us and our shareholders, and our effect on the environment. Because our board of directors is not required to make any determination on matters affecting potential takeovers solely based on its judgment as to the best interests of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which such shareholders might receive a premium for their stock over the then market price of such stock.

●	No Cumulative Voting. Our Restated Articles do not include a provision for cumulative voting for directors. Under cumulative voting, a minority shareholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.

●	Preferred Stock. We are authorized to issue “blank check” preferred stock, which, although intended primarily as a financing tool and not as a defense against takeovers, could potentially be used by our board of directors, without any further vote or action by our shareholders, to make uninvited attempts to acquire control more difficult by, for example, diluting the ownership interest or voting power of a substantial shareholder, increasing the consideration necessary to effect an acquisition or selling unissued shares to a friendly third party.

Bylaws

●	Amendments. Our board of directors may alter our Bylaws without obtaining shareholder approval.

●	Number of Directors. The number of directors on our board, which may range from one to five directors, may be changed by resolution of the board of directors without any further vote or action by our shareholders.

●	Board Vacancies. Newly created directorships resulting from an increase in our authorized number of directors and vacancies in our board resulting from death, resignation or removal will be filled by a majority of our board then in office.

These provisions of our Restated Articles, our Bylaws and Oregon law could discourage potential acquisition proposals and delay or prevent a change in control or management of our Company

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LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina.

EXPERTS

The financial statements of Arcimoto, Inc. included in the Company’s Annual Report on Form 10-K as of December 31, 2017 and 2016 and for the years then ended have been audited by dbbmckennon, independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report (which report includes an explanatory paragraph as to the Company’s ability to continue as a going concern) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at http://www.arcimoto.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 2034 West 2nd Avenue, Eugene, Oregon 97402, (541) 683-6293.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus and any applicable accompanying prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act, with the SEC with respect to the securities being offered pursuant to this prospectus and any applicable accompanying prospectus supplement. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus and any applicable accompanying prospectus supplement. Statements in this prospectus and any applicable accompanying prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information”. The documents we are incorporating by reference into this prospectus are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC pursuant to Section 13(a) of the Exchange Act on March 30, 2018;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC pursuant to Section 13(a) of the Exchange Act on May 14, 2018;

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●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC pursuant to Section 13(a) of the Exchange Act on August 14, 2018;

●	our Current Reports on Form 8-K filed with the SEC pursuant to Section 13(a) of the Exchange Act on June 13 and September 24, 2018; and

●	the description of the Company’s common stock contained in the Company’s Post-Qualification Offering Statement on Form 1-A (File No. 024-10710), filed with the SEC on September 18, 2017, as amended, which description is incorporated by reference into the Form 8-A filed with the SEC on September 21, 2017, pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date any offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus. In no event, however, will any of the information, including exhibits, that we disclose under Item 2.02 and Item 7.01 of any Current Report on Form 8-K that has been or may, from time to time, be furnished to the SEC be incorporated into or otherwise become a part of this Registration Statement.

Any statement contained in this prospectus and any applicable prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus and any applicable prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus and any applicable prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus and any applicable prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus and any applicable prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Arcimoto, Inc., 2034 West 2nd Avenue, Eugene, Oregon 97402, (541) 683-6293.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus and any applicable prospectus supplement or incorporated by reference in this prospectus and any applicable prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

We estimate that expenses payable by us in connection with the issuance and distribution of the securities registered hereby will be as follows:

SEC registration fee		$18,180
Legal fees and expenses	$		*
Accounting fees and expenses	$		*
Printing expenses	$		*
Miscellaneous	$		*
Total	$		*

* These expenses are not presently known and cannot be estimated. The applicable prospectus supplement will set forth the aggregate amount of expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers.

Under the Oregon Business Corporation Act, or the Oregon Act, our Restated Articles, and our Bylaws we have the ability to indemnify directors and officers against liabilities that they may incur in such capacities.

The Oregon Act authorizes a corporation to indemnify an individual made a party to a proceeding because the individual is or was an officer or director against certain liability incurred in the proceeding if:

(a) the conduct of the individual was in good faith;

(b) the individual reasonably believed that his or her conduct was in the best interests of the corporation, or at least not opposed to its best interests;

(c) in the case of any criminal proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful;

(d) in the case of any proceeding by or in the right of the corporation, the individual was not adjudged liable to the corporation; and

(e) in connection with any proceeding (other than a proceeding by or in the right of the corporation) charging improper personal benefit to the individual, the individual was not adjudged liable on the basis that he or she improperly received personal benefit.

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Section 6.3 of our Bylaws authorizes us to indemnify an individual made a party to a proceeding because the individual is or was an officer or director against certain liability incurred in the proceeding if:

(a) the conduct of the director or officer was in good faith;

(b) the director or officer reasonably believed that his or her conduct was in the Company’s best interests, or at least not opposed to its best interests;

(c) in the case of any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful; and

(d) a director’s or officer’s conduct was with respect to an employee benefit plan for a purpose the director or officer reasonably believed to be in the interests of the participants in and beneficiaries of the plan and the conduct satisfies the requirement of (b) above.

The Oregon Act also authorizes a court to order indemnification, whether or not the above standards of conduct have been met, if the court determines that the officer or director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. In addition, the Oregon Act and Section 6.6 of our Bylaws provides that the indemnification described above is not exclusive of any other rights to which officers or directors may be entitled under our Restated Articles or Bylaws, or under any agreement, action of our board of directors, vote of shareholders or otherwise.

As authorized by the Oregon Act, Article VII of our Restated Articles limits the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, except that such a provision cannot affect the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any unlawful corporate distribution as defined in the Oregon Act or (iv) for any transaction from which the director derived an improper personal benefit.

Section 6.2 of our Bylaws authorizes us, upon a determination that indemnification is permissible in the circumstances, to indemnify all directors and officers against any liability incurred in a proceeding in which the director or officer is a party, due to his or her status as a director or officer. However, indemnification in connection with a proceeding by or in the right of the Company is limited to reasonable expenses in connection with the proceeding. Indemnification of reasonable expenses is permissible in any proceeding in which a director or officer is wholly successful, on the merits or otherwise, in the defense of the proceeding.

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Item 16. Exhibits.

(a) The following exhibits are filed as part of this Registration Statement.

Exhibit No.	Description	Registrant’s Form	Date Filed	Exhibit Number	Filed Herewith

1.1+	Form of Underwriting Agreement.

3.1	Second Amended and Restated Articles of Incorporation of Arcimoto, Inc.	1-A	8/8/17	2.1

3.2	Second Amended and Restated Bylaws of Arcimoto, Inc.	1-A	8/8/17	2.2

4.1+	Form of Certificate of Amendment to Second Amended and Restated Articles

4.2	Form of Indenture.				X

4.3+	Form of Note.

4.4+	Form of Common Stock Warrant Agreement and Warrant Certificate.

4.5+	Form of Preferred Stock Warrant Agreement and Warrant Certificate.

4.6+	Form of Debt Securities Warrant Agreement and Warrant Certificate.

4.7+	Form of Unit Agreement and Unit Certificate.

4.8+	Form of Rights Agreement and Rights Certificate.

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP				X

23.1	Consent of dbbmckennon, Independent Registered Certified Public Accounting Firm.				X

23.2	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1)				X

24.1	Power of Attorney (included on signature page)				X

25.1++	Statement of Eligibility of Trustee

+	To be filed, if necessary, by amendment to the Registration Statement or as an exhibit to a report filed under the Exchange Act and incorporated by reference herein.

++	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

(b) Financial statement schedule.

None.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) If applicable, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eugene, State of Oregon, on October 3, 2018.

ARCIMOTO, INC.

By:	/s/ Mark D. Frohnmayer
Name:	Mark D. Frohnmayer
Title:	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark D. Frohnmayer and Douglas M. Campoli as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark D. Frohnmayer	President, Chief Executive Officer	October 3, 2018
Mark D. Frohnmayer	and Chairman of the Board of Directors (Principal Executive Officer)

/s/ Douglas M. Campoli	Chief Financial Officer	October 3, 2018
Douglas M. Campoli	(Principal Financial and Accounting Officer)

/s/ Terry L. Becker	Chief Operating Officer and Director	October 3, 2018
Terry L. Becker

/s/ Jeff Curl	Director	October 3, 2018
Jeff Curl

/s/ Jesse G. Eisler	Director	October 3, 2018
Jesse G. Eisler

/s/ Joshua S. Scherer	Director	October 3, 2018
Joshua S. Scherer

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